EXHIBIT 4.21

SUBSCRIPTION AGREEMENT
(for Ontario, Alberta and British Columbia and Non-Canadian/Non-U.S. Subscribers)

A completed and originally executed copy of this subscription agreement must be delivered or transmitted by facsimile ((416) 640-0412) by no later than 12:00 noon (Toronto time) on September 9, 2005 to ADB Systems International Ltd. (Attention: Mike Robb).

TO:	ADB Systems International Ltd. (the “Corporation”)
AND TO:	PowerOne Capital Markets Limited (the “Agent”)
RE:
Sale of secured subordinate convertible debentures convertible into units consisting of one common share in the capital of the Corporation and one common share purchase warrant exercisable into one common share in the capital of the Corporation.

Details of Subscription

The undersigned (the “Subscriber”) hereby irrevocably subscribes, subject to the terms and conditions set forth in this subscription agreement, for secured subordinate convertible debentures (the “Debentures”) of the Corporation with the following specific purchase instructions. The particulars of the Debentures and the securities issuable upon conversion of the Debentures (together with certain other material covenants and acknowledgements) are set out in Schedules “A” and “B” to this subscription agreement and certain representations and warranties to be made by the Subscriber so that the Corporation can ensure compliance with applicable securities laws are set out in Schedule “C” to this subscription agreement, all of which form part of and are hereby incorporated as part of this subscription agreement.

Ontario Subscribers:

Complete and sign both the Ontario Resident Exemption Certificate and the Ontario Accredited Investor Certificate - Schedule “D”.

Alberta and British Columbia Subscribers:

If you are an “accredited investor”, complete and sign the Accredited Investor Certificate - Schedule “E”.
OR
If you are relying on the “family, friends and business associates” exemption, complete and sign the Family, Friends and Business Associates Certificate - Schedule “E”.

Non Canadian and Non U.S. Subscribers:

Complete and sign the Offshore Subscriber Certificate - Schedule “F”.

Please print all information (other than signatures), as applicable, in the spaces provided below.

Principal Amount of Debentures Subscribed for (to be issued at par):____________________________________________________________________________________________

Subscriber Details

_______________________________________________________________
Name of Subscriber

By:______________________________________________________________________
   Authorized Signature

________________________________________________________________
Official Capacity or Title (if Subscriber is not an individual)

________________________________________________________________
Name of individual whose signature appears above if different from name of
Subscriber printed above

Registration Instructions (if different from name of Subscriber and address set out in the box to the left):

________________________________________________________________________
Name

________________________________________________________________________
In Trust For, if applicable
Account Reference, if applicable

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
Address, including postal code

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________
Address of Subscriber, including province and postal code

Telephone Number:__________________________________________________________

Fax Number:_______________________________________________________________

E-mail Address:_____________________________________________________________

Delivery Instructions (if different from name of Purchaser and address set out in the box to the left):

________________________________________________________________________
Name

________________________________________________________________________
Account Reference, if applicable

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
Address, including province and postal code

Disclosed Principal (please complete if purchasing as agent or trustee for a disclosed principal

Name of Principal:____________________________________________________________

Principal’s Address:__________________________________________________________
    (Street Address)

                        ___________________________________________________
    (City and Province)

                        ___________________________________________________
    (Postal Code)

The Subscriber acknowledges its consent and request that this subscription agreement (including all schedules hereto) and all other documents evidencing or relating in any way to its purchase of Debentures be drawn up in the English language only. Nous reconnaissons par les présentes avoir consenti et demandé à ce que la présente convention de souscription (et les annexes s’y rapportant) et tous les autres documents faisant foi ou se rapportant de quelque manière à notre souscription soient rédigés en anglais seulement.

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this subscription agreement on this             day of                                  , 2005.

Signature of Subscriber (if an individual)		Name of Subscriber (if an individual)

Per:
Name of Subscriber (if an individual)		(signature of authorized representative)

Name and Title of Authorized Representative

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this                 day of                                  , 2005.

ADB SYSTEMS INTERNATIONAL LTD.

Per:

SCHEDULE “A”

This is Schedule “A” to the subscription agreement relating to the purchase of Debentures of ADB Systems International Ltd.

TERMS OF THE OFFERING

1.          Offering. Secured subordinate convertible debentures (the “Debentures”) of the Corporation subscribed for hereunder form part of a larger sale by the Corporation (the “Offering”) of a maximum of $1,120,000 principal amount of Debentures. The Offering is being effected contemporaneously with a non-brokered offering of up to $80,000 principal amount of Debentures to purchasers in the United States. The Offering is being made on a best efforts private placement basis.

The Debentures will bear simple interest at an annual rate of 11% of the principal amount of the Debentures outstanding from time to time, payable (i) for interest owing in respect of the first 12 months following the Closing Date (as defined herein) (the “Initial Period”) calculated and payable in arrears upon the earlier of Conversion (as defined below) of the Debentures or the date which is 12 months following the Closing Date; and (ii) on the earlier of Conversion of the Debentures or the fifth anniversary of the Closing Date (the “Maturity Date”) for interest owing in respect of the period commencing on the date that is twelve months and one day following the Closing Date, and ending on the fifth anniversary of the Closing Date (the “Subsequent Period”). Interest owing in respect of the Initial Period is payable in full by the issuance of a number of Common Shares calculated pursuant to the following formula:

A÷B, where:

A= the accrued interest payable (in dollars); and

B= the volume weighted average trading price of the Common Shares over the 20 day trading period ending at the close of business on the day prior to the date on which the interest payment is due, reduced by the maximum percentage discount permitted by the Toronto Stock Exchange, provided that the maximum aggregate number of Common Shares issuable pursuant to the above-noted calculation is 974,199 and in the event the Corporation is obligated to, and cannot, issue any further Common Shares over and above 974,199, it shall satisfy the balance of the interest payment owing in cash by paying the amount calculated as (i) the total amount of accrued interest payable, less (ii) the value of the Common Shares issued in satisfaction of interest payments.

Interest owing in respect of the Subsequent Period is payable in cash upon the earlier of i) Conversion (as defined below); or ii) the Maturity Date.

Interest will continue to accrue until paid. At any time up to and including the Maturity Date, all or any portion of the principal amount of the Debentures outstanding from time to time will be convertible (“Conversion”), at the option of the holder, provided that the holder complies with the notice provision therefor, into units of securities of the Corporation (“Units”) at a conversion price of $0.15 per Unit (the “Conversion Price”), subject to adjustments for stock splits, consolidations, other capital reorganizations, extraordinary dividends or distributions among other anti-dilution provisions providing adjustments for events that will affect all security holders equally.

Each Unit will consist of one common share in the capital of the Corporation (a “Common Share”) and one Common Share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to acquire one Common Share at an exercise price of $0.20 per share, and will be exercisable at any time prior to the fifth anniversary of the Closing Date.

The material terms of the Offering, the Debentures and the Underlying Securities (as hereinafter defined) are set out in this schedule and in Schedule “B” to this subscription agreement.

The foregoing description of the Debentures is a summary only and the Subscriber acknowledges that the definitive terms and conditions of the Debentures sold under the Offering will be set forth in the Debenture Certificates (as hereinafter defined).

2.          Definitions. In this subscription agreement and the schedules to this subscription agreement the defined terms set out in the first page of this subscription agreement or as set out in Section 1 above shall apply and, unless the context otherwise requires:

“Agency Agreement” means the agreement to be entered into between the Corporation and the Agent with regard to the terms of the Offering.

“Applicable Securities Laws” means the applicable securities laws of the Provinces of Ontario, Alberta and British Columbia and each other relevant jurisdiction and the regulations and rules made and forms prescribed thereunder, together with all applicable instruments, published policy statements, blanket orders, notices, rulings and rules of the Ontario Securities Commission, the Alberta Securities Commission and the British Columbia Securities Commission, and each other securities regulatory authority having competent jurisdiction;

“Business Day” means a day other than a Saturday, Sunday or statutory or banking holiday in Toronto, Ontario;

“Closing Date” means on or about September 9, 2005, or such other date or dates as the Corporation and Agent may agree;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Corporation and Agent may agree;

“Corporation’s Information Record” means any statement contained in any press release, material change report, financial statements or other document of the Corporation which has been or is publicly disseminated, whether pursuant to any Applicable Securities Laws or otherwise, prior to the Closing Time;

“Hold Period” means four months and one day from the Closing Date and in the case of a purchaser who is an insider of the Issuer for the purposes of the Securities Act (Ontario) means 6 months form the Closing Date;

“including” means including without limitation;

“material” means material in relation to the Corporation;

“material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Corporation, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of the Common Shares and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

“material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

“Material Subsidiaries” means the material direct or indirect subsidiaries of the Corporation, being, ADB Systemer ASA (Norway), ADB Systems USA, Inc. (Delaware), and ADB Systems International Limited (Ireland);

“misrepresentation” means an untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“Debenture Certificates” means the definitive certificates representing the Debentures;

“Purchasers” means those persons who subscribe for Debentures under the Offering, including the Subscriber;

“Regulation S” means Regulation S under the U.S. Securities Act;

“TSX” means the Toronto Stock Exchange;

“Underlying Securities” means the Common Shares and Warrants comprising the Units issuable upon the exercise of the conversion rights under the Debentures;

“United States” means the United States as that term is defined in Regulation S;

“U.S. Person” means a U.S. Person as that term is defined in Regulation S;

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the United States of America; and

“Warrants Shares” means the Common Shares issuable upon exercise of the Warrants.

3.           Currency. All dollar amounts referred to in this subscription agreement and the schedules thereto are expressed in Canadian funds.

4.           Representations and Warranties of the Corporation. By its execution of this agreement, the Corporation hereby agrees that the Purchasers shall have the benefit of the following provisions to be set forth in the Agency Agreement on the same basis as if the Purchasers were parties to the Agency Agreement and direct beneficiaries of such provisions:

(a)    the representations and warranties made by the Corporation to the Agent and the Purchasers as purchasers of the Debentures;

(b)    the covenants of the Corporation in favour of the Agent and the Purchasers as purchasers of the Debentures; and

(c)    the conditions precedent to the Offering,

to the extent that such representations, warranties, covenants and conditions precedent have not been varied, amended, altered or waived, in whole or in part, by the Agent in the manner provided for in the Agency Agreement, which representations, warranties, covenants and conditions are hereby incorporated by reference such that they form an integral part of this subscription agreement and all of which shall survive the Closing Date for a period of two years, notwithstanding the completion of the purchase of the Debentures. In the event of a conflict between the provisions of this subscription agreement and the provisions of the Agency Agreement, the provisions of the Agency Agreement shall prevail.

In addition, the Corporation hereby represents and warrants for the benefit of the Purchasers as follows:

(a)    the Corporation is (and will be at the Closing Time) a reporting issuer in the Provinces of Ontario, Alberta and British Columbia, and is in compliance with all material obligations under Applicable Securities Laws of such jurisdictions;

(b)    the Corporation has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted;

(c)    each of the Material Subsidiaries has been duly incorporated and organized and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

(d)    the Corporation and each of the Material Subsidiaries is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any adverse material change in respect of the Corporation, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, on a consolidated basis;

(e)    the Corporation has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby and all necessary corporate action has been taken or will have been taken prior to the Closing Time by the Corporation to duly authorize the execution and delivery of this subscription agreement and such other agreements and instruments and the consummation of the transactions contemplated thereby and so as to validly create, issue and deliver the Debentures subscribed thereby and to validly create and irrevocably allot for issuance the Underlying Securities and Warrant Shares;

(f)    neither the Corporation nor any of its Material Subsidiaries is in default or in breach in any material respect of, and the execution and delivery of this subscription agreement by the Corporation, the performance and compliance with the terms of this subscription agreement, the issue and sale of the Debentures, and the issue of the Underlying Securities and Warrant Shares will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any of the Material Subsidiaries or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which any of them is a party or by which any of them is bound;

(g)    the Common Shares issuable upon exercise of the conversion rights under its Debentures and the Warrant Shares, if and when issued in accordance with the Debentures and Warrants, as applicable, will be validly issued and outstanding as fully paid and non-assessable;

         and the Warrants issuable upon exercise of the conversion rights under its Debentures, if and when issued, will be validly issued;

(h)    no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Corporation in connection with the execution and delivery or with the performance by the Corporation of this subscription agreement except in compliance with and the rules of the TSX;

(i)    to the best of the Corporation’s knowledge, information and belief, no portion of the Corporation’s Information Record contained a misrepresentation as at its date of public dissemination;

(j)    there has been no adverse material change in relation to the Corporation since June 30, 2005, and no adverse material fact exists in relation to the Corporation or its securities which, in either case, has not been generally disclosed or disclosed in the Corporation’s Information Record;

(k)    this subscription agreement and all other agreements required in connection with the issue and sale of the Debentures have been or will be, at or prior to the Closing Time, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution); and

(l)    the Corporation intends that the net proceeds of the Offering will be used substantially in the manner specified in Schedule “B” hereto.

(m)    Forthwith after the Closing, the Corporation shall file such forms and documents as may be required under the Applicable Securities Laws relating to the Offering and any further documents as may be required by any applicable regulatory authority which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by the Securities Act (Ontario) and a Form 45-103F4 as prescribed by Multilateral Instrument 45-103.

5.       Reliance upon Representations, Warranties and Covenants of the Corporation. The Corporation further agrees that, by delivering the Debentures to the Subscriber, the Corporation will be representing and warranting that the representations, warranties and covenants contained in this subscription agreement and the Agency Agreement are true as at the Closing Time with the same force and effect as if they had been made by the Corporation at the Closing Time and that they will survive the purchase by the Subscriber of the Debentures and continue in full force and effect for a period of two (2) years following the Closing Date notwithstanding any subsequent disposition by the Subscriber of the Debentures or the Underlying Securities or Warrant Shares.

6.       Closing of Purchase. The Subscriber acknowledges and agrees that delivery of and payment for the Debentures will be completed at the offices of the Corporation at 10:00 a.m. (Toronto time) on the Closing Date. On the Closing Date the gross proceeds from the Offering, less the commission payable to the Agent described in Section 16 of this subscription agreement and certain of the Agent’s costs and expenses, will be released to the Corporation.

7.       Payment and Delivery. The Subscriber agrees to deliver, prior to the Closing Time, his or her duly completed and executed subscription agreement (including Schedule “D” and Schedules “E”or “F”); and payment for the principal amount of Debentures subscribed for under this subscription agreement, to either :

(a)                 the Corporation at 302 The East Mall, Suite 300, Toronto, Ontario M9B 6C7, (Attention: Mike Robb), (fax number: (416) 640-0412), in which case payment shall be made in in the form of either (i) a certified cheque or bank draft payable to “ADB Systems International Ltd.”; (ii) wire transfer in Canadian funds to the Corporation; or (iii) in the case of Subscribers that have entered into certain loan agreements with the Corporation and have deposited cheques in connection therewith, a direction to the Corporation and discharge of loan providing instructions to apply the specified amount of the loan held by the Corporation as payment; or

(b)                 the Agent at The Exchange Tower, 130 King Street West, Suite 2810, PO Box 47, Toronto, Ontario  M5X 1A9 (Attention: Kris Volk) (fax number (416) 941-1090), in which case payment shall be made in the form of a certified cheque or bank draft payable to "Goodman and Carr LLP in trust" or wire transfer of Canadian funds to “Goodman and Carr LLP in trust”.

The Subscriber agrees to deliver, prior to the Closing Time, such other documents as may be required pursuant to the terms of this subscription agreement.

8.       Conditions of Closing. This subscription is subject to acceptance by the Corporation (as described below) and the receipt of consents from certain prior investors. The Offering is conditional upon, among other things, the Corporation obtaining TSX approval and the Underlying Securities not being subject to a hold period of more than four months and one day from the Closing Date and the Common Shares being freely tradable on the TSX following the expiration of such hold period.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this subscription agreement as of the date of this subscription agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time unless other arrangements acceptable to the Corporation have been made:

(a)    the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including the approval of the TSX) required for the completion of the transaction contemplated by this subscription agreement;

(b)    the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(c)    the Corporation having complied with all covenants, and satisfied all terms and conditions contained herein to be complied with and satisfied by the Corporation at or prior to the Closing;

(d)    the Agent not having previously terminated its obligations in connection with the Offering pursuant to the Agency Agreement; and

(e)    the Subscriber having completed this subscription agreement in full and having paid the principal amount of the Debentures subscribed for hereunder to the Corporation or the Agent in the manner contemplated in this subscription agreement.

If, at the Closing Time, the terms and conditions contained herein have been complied with or waived by the Agent, this completed subscription agreement has been delivered to the Corporation and accepted by the Corporation and, unless other arrangements acceptable to the Corporation have been made, the aggregate subscription proceeds representing the principal amount of Debentures subscribed for hereunder have been paid in accordance with Section 7 hereof, unless other arrangements have been made with the Corporation, Debenture Certificates endorsed by the Corporation representing Debentures subscribed for hereunder will be available for delivery to the Subscriber in Toronto, Ontario at the Closing Time.. The Corporation will deliver such Debenture Certificates to the address set out for delivery on page 2 of this subscription agreement promptly after the closing of its Offering.

9.       Acceptance or Rejection. The Corporation will have the right to accept or reject in its sole discretion (in whole or in part) this subscription at any time at or prior to the Closing Time, and the right is reserved to the Corporation to allot to any Purchaser less than the principal amount of Debentures subscribed for. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation or the Agent representing the principal amount of the Debentures subscribed for will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the principal amount of the Debentures for that portion of the subscription for the Debentures which is not accepted, will be promptly delivered to the Subscriber without interest or deduction. The Subscriber acknowledges and agrees that the acceptance of this subscription agreement will be conditional upon the sale of the Debentures to the Subscriber being exempt from any prospectus and registration requirements of Applicable Securities Laws. The Corporation or the Agent will be deemed to have accepted this subscription agreement upon the delivery at closing of the Debenture Certificate referred to in Section 8 above in accordance with the provisions hereof.

10.       Information and Documents. The Subscriber acknowledges that pursuant to Applicable Securities Laws, the Subscriber may be required to file a report with a Securities Commission in the required form within 10 days of each disposition of all or any of the Debentures purchased hereunder or any of the Underlying Securities issued upon the exercise of the conversion rights under such Debentures and, if so required, the Subscriber, undertakes to file the required report. Neither the Corporation nor the Agent are in any way responsible for such filings or the payment of any related fees.

11.        Resale Restrictions. The Subscriber understands and acknowledges that the Debentures and in certain circumstances the Underlying Securities and Warrant Shares will be subject to certain resale restrictions under Applicable Securities Laws and the Subscriber agrees to comply with such restrictions. Subscribers are advised to consult their own legal advisors in this regard and no representations have been made to the Subscriber by the Corporation or the Agent with respect to such matters. The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (the Corporation and the Agent are not in any manner responsible for ensuring compliance by the Subscriber with such restrictions).

12.        No Revocation. The Subscriber agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

13.        Indemnity. The Subscriber agrees to indemnify and hold harmless the Corporation, the Agent and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation, warranty or covenant of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation or Agent in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation or Agent in connection herewith.

14.      Authorizations. The Subscriber, on its behalf and (if applicable) on behalf of others for whom it is contracting hereunder (each of whom has provided all necessary authorizations), hereby:

(a)    irrevocably authorizes the Agent to negotiate and settle the form of any agreement to be entered into in connection with the Offering and to vary, amend, alter or waive, on its own behalf and on behalf of the Purchasers of Debentures, in whole or in part, or extend the time for compliance with, any of the Closing conditions in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting our obligations or the obligations of such others hereunder; provided, however, that the Agent shall not vary, amend, alter or waive any such condition where to do so would result in a material adverse change to any of the material attributes of the Debentures, Underlying Securities or the Warrant Shares described herein;

(b)    irrevocably authorizes the Agent to negotiate, settle and enter into on behalf of the Subscriber a pari passu agreement (the "Pari Passu Agreement") to be entered into among the Agent (on behalf of all purchasers of Debentures, including the Subscriber (collectively, the "Purchasers")) and the Corporation pursuant to which, inter alia, (i) any security held in favour of and/or on behalf of the  Purchasers (the "Security") shall rank pari passu; and (ii) the Agent shall act for and on behalf of the Purchasers in respect of the Security.  The Subscriber further agrees to indemnify the Agent, and its directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur arising out of or connected with the performance by the Agent of its duties under the Pari Passu Agreement, except to the extent that such losses, claims, costs, expenses, damages or liabilities are attributable to the gross negligence, fraud or wilful misconduct of the Agent. Notwithstanding any other provision hereof or of the Pari Passu Agreement, this indemnity shall survive any removal or resignation of the Agent as agent of the Purchasers under the Pari Passu Agreement, and the discharge and/or termination of any of its duties thereunder; and

(c)    irrevocably authorize the Agent, in its sole discretion: (i) to act as its representative at the Closing and to execute on its behalf, and (if applicable) such others on whose behalf it is contracting hereunder, all Closing receipts and documents as may be required; (ii) to complete, or correct any errors or omissions in, any form or document provided by the Subscriber; (iii) to approve any opinions, certificates or other documents delivered at the Closing; (iv) to receive on the Subscriber’s behalf, and (if applicable) such others, Debenture Certificates; and (v) to exercise any rights of termination contained in the Agency Agreement.

15.        Modification. Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16.        Compensation, Expenses and Reimbursement Entitlements of Agent. The Subscriber understands that, in connection with the Offering, the Agent will receive from the Corporation aggregate commissions equal to 8% of the gross proceeds of the Offering. The Subscriber further understands that as additional compensation for its services in connection with the Offering, the Agent will receive a number of compensation warrants (the “Compensation Warrants”) that is equal to 10% of the total number of Units issuable upon conversion of the principal amount of Debentures sold under the Offering. Each Compensation Warrant is exercisable at a price of $0.15 for a period of five years from the Closing Date to acquire one Unit.

17.        Miscellaneous.

(a)    The agreement resulting from the acceptance of this subscription agreement by the Corporation contains the whole agreement between the parties hereto in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.

(b)    All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber in this subscription agreement will survive the execution and delivery, and acceptance, of this subscription agreement and the closing of the Offering.

(c)    Time shall be of the essence of this subscription agreement.

(d)    This subscription agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)    This subscription agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

(f)    All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this subscription agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

(g)    This subscription agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this subscription agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

18.    Notices.

(a)    Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i) in the case of the Corporation to:

ADB Systems International Ltd.
302 The East Mall, Suite 300
Toronto, Ontario
M9B 6C7

Attention:     Mike Robb
Fax:                416-640-0412

(ii) in the case of the Agent to:

PowerOne Capital Markets Limited
The Exchange Tower, 130 King Street West
Suite 2810, P.O. Box 47
Toronto, Ontario
M5X 1A9

Attention:        Pasquale DiCapo
Fax:                  416-941-1090

(iii) in the case of the Subscriber, at the address specified on the face page hereof.

(b)    Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)    Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

SCHEDULE “B”

This is Schedule “B” to the subscription agreement relating to the purchase of Debentures of ADB Systems International Ltd. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement

ADB SYSTEMS INTERNATIONAL LTD.

Summary of Proposed Terms
Offering of Secured Subordinate Convertible Debentures
by way of Private Placement

Issuer:	ADB Systems International Ltd. (“ADB” or the “Corporation”)

Offered Securities:
Secured subordinate convertible debentures (the “Debentures”) to be issued at par in integral multiples of $1,000. At any time up to and including the Maturity Date (as defined below), all or any portion of the principal amount of the Debentures will be convertible (“Conversion”) into one unit (a “Unit”) at the option of the holder at a conversion price of $0.15 per Unit, subject to adjustments for any stock splits, consolidations, or other capital reorganizations, extraordinary dividends or distributions among other anti-dilution provisions providing adjustment for events that will affect all security holders equally (the “Conversion Price”). Each Unit is to consist of one common share (“Common Share”) and one common share purchase warrant (“Warrant”). Each Warrant is exercisable into one Common Share for a period of five years from the Closing Date at an exercise price of $0.20.

Size of Offering:	The total funding size is expected to be $1,200,000, consisting of the following:

The Offering of $1,120,000 principal amount of Debentures, or such other amount as shall be agreed upon by ADB and the Agent.

The Offering shall be effected contemporaneously with a non-brokered offering of up to $80,000 principal amount of Debentures to purchasers resident in the United States (the “US Offering”).

Interest:	Interest payable on the Debentures shall be simple interest calculated at 11% per annum and payable as follows:

(a) interest owing in respect of the period commencing on the Closing Date and ending on the date that is twelve months following the Closing Date shall be calculated and payable in arrears upon the earlier of (i) Conversion; and (ii) the date which is 12 months following the Closing Date, and such interest shall be satisfied by the issuance of the number of Common Shares calculated on the basis of:

A÷B, where:
A = the amount of accrued interest payable, in dollars; and

B = the volume weighted average trading price of the Common Shares over the 20 day trading period ending at the close of business on the day prior to the date on which the interest payment is due, reduced by the maximum percentage discount permitted by the Toronto Stock Exchange, provided that the maximum aggregate number of common shares issuable pursuant to the above-noted calculation is 974,199 and in the event the Corporation is obligated to, and cannot, issue any further Common Shares over and above 974,199, it shall satisfy the balance of the interest payment owing in cash by paying the amount calculated as (i) the total amount of accrued interest payable, less (ii) the value of the Common Shares issued in satisfaction of interest payments; and

(b) interest owing in respect of the period commencing on the date that is twelve months and one day following the Closing Date and ending on the date that is five years following the Closing Date shall be calculated and payable in cash upon the earlier of  (i) Conversion; or (ii) the Maturity Date.

Security:
The Debentures will provide general security over the Corporation’s assets. Such security will be subordinate to the liabilities of the Corporation to current secured creditors, but will rank in priority over all unsecured liabilities of the Corporation.

Agreements:	Secured Subordinate Convertible Debenture, Warrant Certificate, Agency Agreement, Security Agreement, Subscription Agreement.

Maturity Date:	Five years from the Closing Date (as defined below).

Resale Restrictions:
The Corporation will be a “reporting issuer” on the Closing Date, such that it is expected that the Debentures, Common Shares, Warrants and common shares issuable upon the exercise of the Warrants, will be subject to a restricted period expiring four months and one day following the Closing Date.

Form of Offering:
Best efforts private placement to accredited investors in Ontario under OSC Rule 45-501 or in such other jurisdictions in Canada, and outside North America as the Corporation and the Agent shall agree, under equivalent rules.

The Offering shall be effected contemporaneously with the US Offering.

Agent:	PowerOne Capital Markets Limited. The Agent shall have the right to include other investment dealers in the selling group at the Agent's discretion.

Conditions:
The Agent’s obligation to proceed with the Offering is conditional on: (i) the Agent being satisfied, in its sole discretion, with its due diligence review of the Corporation; (ii) execution of definitive documentation; (iii) no material adverse change occurring in the business of the Corporation; and (iv) satisfactory market conditions. The Corporation shall allow the Agent and its representatives to conduct all due diligence investigations which the Agent may reasonably require to fulfil its obligations as agent.

Black-Out Period:
Subject to certain exceptions, ADB will not issue nor announce the issuance of any of its common shares or other securities at an effective price below $0.15 per share for a period ending six months from the Closing Date, and ADB’s executive officers and directors and their respective associates will enter into standstill arrangements for a period ending six months from the Closing Date.

Closing Date:	September 9, 2005 or such other date or dates as the Agent and the Corporation may agree (the “Closing Date”).

B-2

Agent’s Commission:
8% of gross proceeds of the Offering. For greater certainty, the parties agree that the Agent is neither acting as agent nor entitled to any commission or Compensation Warrants (as defined below) in connection with the US Offering.

Compensation Warrants:
The Agent shall receive a number of compensation warrants (the “Compensation Warrants”) that is equal to 10% of the total number of Units issuable upon conversion of the principal amount of Debentures sold under the Offering. Each Compensation Warrant is exercisable at a price of $0.15 for a period of five years from the Closing Date to acquire one Unit.

Right of First Refusal:	The Agent shall have a 6 month right of first refusal.

Agency Agreement:
The Agent and the Corporation shall prior to the Closing Date negotiate, in good faith, an agency agreement which shall incorporate the terms and conditions hereof and contain such additional representations, warranties and covenants and indemnity and contribution provision conditions customary for transactions of this nature.

B-3

SCHEDULE “C”

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES

This is Schedule “C” to the subscription agreement relating to the purchase of Debentures of ADB Systems International Ltd. (the “Corporation”). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule “A” to this subscription agreement.

By executing this subscription agreement, the Subscriber represents and warrants to the Corporation, which representations and warranties are true as of the date of this subscription agreement and will be true as of the Closing Date, that:

1.	Representations and Warranties

(a)
Authorization and Effectiveness. If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Subscriber is a natural person, he or she has obtained the age of majority and is legally competent to execute this subscription agreement and to take all actions required pursuant thereto.

Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Corporation, this subscription agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

(b)
Residence. The Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder is a resident of, or otherwise subject to, the jurisdiction referred to under “Name and Address of Subscriber” on the first page of this subscription agreement, which address is the residence or place of business of the Subscriber or such beneficial purchaser and has not been created or used solely for the purpose of acquiring Debentures, and neither the Subscriber or such beneficial purchaser:

(i)	is (or is purchasing Debentures for the account or benefit of) a U.S. Person;

(ii)	was offered the Debentures in the United States; and

(iii)	executed or delivered this agreement in the United States.

(c)
Investment Intent. The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder is acquiring Debentures to be held for investment only and not with a view to resale or distribution.

(d)
Prospectus Exemptions. The Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledges and agrees that the sale and delivery of the Debentures to the Subscriber is conditional upon such sale being exempt from the requirements under Applicable Securities Laws requiring the filing of a prospectus in connection with the distribution of the Debentures and as a result, certain rights and remedies provided by Applicable Securities Laws (including statutory rights of rescission or damages) will not be available to the Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder.

(e)
Offering Documents. The Subscriber has not received, nor does the Subscriber need to receive, any document purporting to describe the business and affairs of the Corporation that has been prepared for delivery to and review by prospective investors (including a prospectus or offering memorandum) so as to assist those investors to make an investment decision in respect of securities being sold in a distribution of securities of the Corporation.

(f)
No Solicitation or Advertising. The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledges that it has not purchased the Debentures as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or other telecommunications (including electronic display), or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g)
No Undisclosed Information. The Debentures are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber’s decision to tender this offer and acquire Debentures has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, or any other person and is based entirely upon the currently available public information concerning the Corporation.

(h)
Investment Suitability. The Subscriber and any beneficial purchaser on whose behalf the Subscriber is acting hereunder have such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Debentures (and the Underlying Securities and Warrant Shares in respect thereof) and are able to bear the economic risk of loss of such investment. The Subscriber and any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledge and agree that the Subscriber and such beneficial purchaser are responsible for obtaining such legal advice as the Subscriber or such beneficial purchaser considers appropriate in connection with the execution, delivery and performance by the Subscriber of this agreement and the transactions contemplated hereunder.

(i)
Subscription Agreement. The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder has read and understands the contents of this agreement (including the Schedules hereto) and agrees to be legally bound hereby.

(j)
No Conversion or Transfer of Debentures, Underlying Securities or Warrant Shares in U.S. The Subscriber on its own behalf and on behalf of any beneficial purchaser on whose behalf the Subscriber is acting hereunder acknowledges that the Debentures, Underlying Securities and Warrant Shares may not be offered, sold or otherwise transferred to persons in the United States or to U.S. Persons and may not be exercised in the United States or by or on behalf of a U.S. Person and the Subscriber and such beneficial purchaser understand that certificates representing the Debentures, Underlying Securities and Warrant Shares issued to it will so indicate.

(k)
Ontario Subscriber. If the Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder is a resident of Ontario, the Subscriber or its disclosed principal is an “accredited investor” within the meaning of Ontario Securities Commission Rule 45-501 - Exempt Distributions and falls within one or more of the sub-paragraphs of the definition of “Accredited Investor” set out in Appendix I to Schedule “D” hereto or is purchasing pursuant to paragraph (b) of Schedule D, and the Subscriber or such beneficial purchaser has concurrently executed and delivered to the Corporation a certificate in the form attached as Appendix I to Schedule “D” (the Subscriber having checked the applicable subparagraph(s)).

(l)
Alberta or British Columbia Subscriber. If the Subscriber or any beneficial purchaser on whose behalf the Subscriber is acting hereunder is a resident of Alberta or British Columbia, the Subscriber or the disclosed principal for which it is acting, as the case may be, is an “accredited investor” as defined in Multilateral Instrument 45-103, by virtue of the fact that the Subscriber or such disclosed principal, as the case may be, falls within one or more of the subparagraphs of the definition of “accredited investor” set out in Schedule “E” hereto (the Subscriber having checked the applicable subparagraph(s)) or the Subscriber otherwise falls within one or more of the subparagraphs of the “Family, Friends and Business Associates Certificate” attached as Appendix I to Schedule “E” (the Subscriber having checked the applicable subparagraph(s)).

(m)
If the Subscriber, or any beneficial purchaser for whom it is acting, is not a person resident in Canada, the subscription for the Debentures by the Subscriber, or such beneficial purchaser, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such beneficial purchaser resides and does not give rise to any obligation of the Corporation or the Agent to prepare and file a prospectus or similar document or to register the Debentures or to be registered with or to file any report or notice with any governmental or regulatory authority.

(n)
The execution and delivery of this subscription agreement, the performance and compliance with the terms hereof, the subscription for the Debentures and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Applicable Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(o)
The Subscriber is subscribing for the Debentures as principal for its own account and not for the benefit of any other person (within the meaning of Applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Debentures, Underlying Securities or Warrant Shares or if it is not subscribing as principal, it acknowledges that the Corporation and/or the Agent may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of the Debentures for whom it is acting.

(p)
In the case of a subscription for the Debentures by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this subscription agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Debentures, Underlying Securities or Warrant Shares, and this subscription agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation and/or the Agent may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(q)
In the case of a subscription for the Debentures by the Subscriber acting as principal, this subscription agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This subscription agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(r)
Other than the Agent, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any such fee or other compensation is payable in connection with this subscription for the Debentures, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(s)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a control person (as defined in Applicable Securities Laws).

(t)
If required by Applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Debentures, Underlying Securities or Warrant Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(u)
The Subscriber acknowledges that no representation has been made respecting the applicable hold periods imposed by the Applicable Securities Laws or other resale restrictions applicable to the Debentures, Underlying Securities or Warrant Shares which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and neither the Corporation nor the Agent is in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Applicable Securities Laws and other applicable laws.

(v)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase the Debentures, Underlying Securities or the Warrant Shares;

(ii)          that any person will refund the purchase price of the Debentures; or

(iii)	as to the future price or value of the Debentures, Underlying Securities or the Warrant Shares.

(w)	The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(i)
No securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the merits of the Debentures, Underlying Securities or the Warrant Shares.

(ii)	The Subscriber’s ability to transfer the Debentures, Underlying Securities and Warrant Shares is limited by, among other things, Applicable Securities Laws.

(iii)	The certificates representing the Debentures will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.”

(iv)
In the event that holders of Debentures convert such Debentures and/or exercise the Warrants prior to the expiry of the hold periods applicable to the Underlying Securities, the Underlying Securities and/or Warrant Shares, as applicable, will bear legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.

(v)	In addition, the Common Shares (and Warrant Shares, if applicable) will also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(vi)	There is no government or other insurance covering the Debentures, Underlying Securities or the Warrant Shares.

(vii)	There are risks associated with the purchase of the Debentures, Underlying Securities and/or the Warrant Shares.

(viii)
the Agent and its directors, officers, employees, agents and representatives do not assume any responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Corporation’s Information Record or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed;

(ix)	Goodman and Carr LLP is acting as counsel to the Agent and not as counsel to the Purchasers.

2.
Reliance Upon Representations, Warranties and Covenants. The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that they may be relied upon by the Corporation in determining the Subscriber’s eligibility to purchase Debentures under Applicable Securities Laws. The Subscriber agrees that by accepting delivery of the Debentures on the Closing Date, the Subscriber will be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they will survive the purchase by the Subscriber of Debentures and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Debentures.

3.
Personal Information. The Subscriber acknowledges and consents to the fact that the Corporation and the Agent are collecting the Subscriber’s personal information for the purpose of fulfilling this subscription agreement. The subscriber further acknowledges and consents to the fact that the Corporation and/or the Agent may be required by Applicable Securities Laws to provide the applicable regulatory authorities with any personal information provided by the Subscriber in accordance with and for the purposes required under Applicable Securities Laws.

SCHEDULE “D”

CERTIFICATES
ONTARIO RESIDENTS ONLY

Complete both of the two following certificates:

ONTARIO RESIDENT EXEMPTION CERTIFICATE

The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is acting hereunder) represents, warrants and covenants to the Corporation and the Agent and acknowledges that the Corporation and the Agent, and their counsel, are relying thereon that: [Initial or place a checkmark in the box to the left of each applicable item; choose only one of item (a) or (b) below and choose only one sub item in (a) or (b)]:

⁫	(a)
the Subscriber is resident in Ontario and falls within one or more of the categories described in the sub-paragraphs of the definition of “accredited investor” as such term is defined in Ontario Securities Commission Rule 45-501 (“Rule 45-501”) and has completed the Ontario Accredited Investor Certificate attached hereto as Appendix I, and:

	⁫	(i)
if purchasing the securities as principal, the Subscriber is an “accredited investor” (as such term is defined in Rule 45-501), is purchasing the securities as principal for its own account and not for the benefit of any other person, it is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased; or

	⁫	(ii)
if purchasing the securities as agent for a principal disclosed on the cover page of this subscription agreement, the Subscriber is an agent or trustee of such disclosed principal and such disclosed principal for whom the Subscriber is acting is an “accredited investor”, is purchasing the securities as principal for its own account and not for the benefit of any other person, and is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased;
OR

⁫	(b)	the Subscriber is resident in Ontario and is purchasing the securities for a principal or principals which is or are undisclosed or identified by account number only and the Subscriber is:

	⁫	(i)	a portfolio adviser (as such term is defined in Rule 45-501) and is purchasing the securities for one or more managed accounts (as defined in Rule 45-501); or

	⁫	(ii)
a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any jurisdiction and is purchasing the securities for an account that is fully managed by such trust company.

APPENDIX I

ONTARIO ACCREDITED INVESTOR CERTIFICATE

The Subscriber hereby represents, warrants and certifies to Corporation and the Agent that the Subscriber (or its disclosed principal) is an “accredited investor” as defined in Rule 45-501 by virtue of being: [check appropriate boxes]

Accredited Investors

⁫	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

⁫	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);

⁫	(c)
a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Corporations Act (Canada), or under comparable legislation in any other jurisdiction;

⁫	(d)
a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

⁫	(e)	a company licensed to do business as an insurance company in any jurisdiction of Canada;

⁫	(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

⁫	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as an adviser or dealer, other than a limited market dealer;

⁫	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

⁫	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;

⁫	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

⁫	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

⁫	(l)	a registered charity under the Income Tax Act (Canada);

⁫	(m)
an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

⁫	(n)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

⁫	(o)
an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual’s registration is still in effect;

⁫	(p)	a promoter of the Corporation or an affiliated entity of a promoter of the Corporation;

⁫	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the Corporation;

⁫	(r)
a person or company that, in relation to the Corporation, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

⁫	(s)
a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

⁫	(t)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor, pursuant to a discretionary order of the Ontario Securities Commission;

⁫	(u)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

⁫	(v)
a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director as defined in the Securities Act (Ontario) or, if it has ceased distribution of its securities, has previously distributed securities in this manner;

⁫	(w)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

⁫	(x)
an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Loan and Trust Companies Act (Canada) or under comparable legislation in any other jurisdiction;

⁫	(y)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or

⁫	(z)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof, the following terms shall have the following meanings:

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

“control person” means any person, company or combination of persons or companies holding a sufficient number of any securities of the Corporation to affect materially the control of the Corporation, but any holding of any persons, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of the Corporation, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the Corporation.

“director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.

“entity” means a company, syndicate, partnership, trust or unincorporated organization.

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client’s express consent to a transaction.

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

“mutual fund” includes an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities.

“non-redeemable investment fund” means an issuer

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)
that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(c)	is not a mutual fund.

“officer” means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the Corporation.

“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

“portfolio adviser” means (a) a portfolio manager; or (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation to the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that subsection.

“promoter” means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the Corporation, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the Corporation or 10 percent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

For the purposes of the foregoing:

(a)
a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

(b)	a person or company is considered to be controlled by a person or company if

(i)	in the case of a person or company,

(A)
voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(B)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(ii)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(iii)	in the case of a limited partnership, the general partner is the second-mentioned person or company; and

(c)	a person or company is considered to be a subsidiary entity of another person or company if

(i)	it is controlled by,

(A)	that other, or

(B)	that other and one or more persons or companies each of which is controlled by that other, or

(C)	two or more persons or companies, each of which is controlled by that other; or

(d)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation.

EXECUTED by the Subscriber at                                        this                day of                                 , 2005.

If a corporation, partnership or other entity:	If an individual:

______________________________________________________________________________	______________________________________________________________________________
(Print Name of Subscriber)	(Print Name)

______________________________________________________________________________	______________________________________________________________________________
(Signature of Authorized Signatory)	(Signature)

______________________________________________________________________________	______________________________________________________________________________
(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

______________________________________________________________________________	______________________________________________________________________________
(Jurisdiction of Residence)	(Print Name of Witness)

______________________________________________________________________________	______________________________________________________________________________
(Signature of Witness)

SCHEDULE “E”

CERTIFICATE
ALBERTA AND BRITISH COLUMBIA RESIDENTS ONLY

Complete one of the two following certificates (as applicable):

ACCREDITED INVESTOR CERTIFICATE

If the Subscriber is a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of, Alberta or British Columbia, the Subscriber hereby represents, warrants and certifies to the Corporation and the Agent that the Subscriber (and, if applicable, any disclosed principal for whom it is acting) is an “accredited investor” as defined in Section 1.1 of Multilateral Instrument 45-103 (Capital Raising Exemptions), by virtue of being:

[Check appropriate item]

⁫	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

⁫	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

⁫	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

⁫	(d)
a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

⁫	(e)
a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

⁫	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

⁫	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada;

⁫	(h)	a municipality, public board or commission in Canada;

⁫	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

⁫	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

⁫	(k)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

⁫	(l)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

⁫	(m)
a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

⁫	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

⁫	(o)
a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

⁫	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

⁫	(q)
a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category or adviser;

⁫	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

⁫	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

⁫	(t)
a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

As used in this certificate, the following terms have the following meanings:

“eligibility adviser” means an investment dealer equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

“financial assets” means cash and securities;

“fully managed account” means an account for which a person or company makes investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“non-redeemable investment fund” means an issuer

(a) where contributions of security holders are pooled for investment,

(b) where security holders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(c) whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer; and

“related liabilities” means: (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets.

APPENDIX I

FAMILY, FRIENDS AND BUSINESS ASSOCIATES CERTIFICATE

If the Subscriber is a resident of, or the purchase and sale of securities to the Subscriber is otherwise subject to the securities legislation of Alberta or British Columbia, the Subscriber hereby represents, warrants and certifies to the Corporation and the Agent that the Subscriber (and, if applicable, any disclosed principal for whom it is acting) is either:

[Check appropriate item]

⁫	(a)	a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

⁫	(b)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

⁫	(c)	a parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

⁫	(d)	a close business associate of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

⁫	(e)	a close personal friend of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

⁫	(f)	a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation; or

⁫	(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation; or

⁫	(h)	a person or company of which a majority of the voting securities are beneficially owned by, as a majority of the directors are, persons or companies described in sections (a) to (g); or

⁫	(i)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in paragraphs (a) to (g).

As used in this certificate, the following terms have the following meanings:

A “close personal friend” is an individual who has known a director, senior officer or control person of the Corporation for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group. An individual is not a close personal friend solely because the individual is a client, customer or former client or customer (e.g. an individual is not a close personal friend of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant). The relationship between the subscriber and the director, senior officer or control person of the Corporation must be direct (e.g. the exemption is not available for a close personal friend of a close personal friend of the director, senior officer or control person of the Corporation); and

A “close business associate” is an individual who has had sufficient prior business dealings with a director, senior officer or control person of the Corporation to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client, customer or former client or customer (e.g. an individual is not a close business associate of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant). The relationship between the subscriber and the director, senior officer or control person of the Corporation must be direct (e.g. the exemption is not available for a close business associate of a close business associate of the director, senior officer or control person of the Corporation ).

A “founder”, in respect of the Corporation, means a person or company who,

(a) acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substaintially reorganizing the business of the Corporation, and

(b) at the time of the proposed trade, is actively involved in the business of the Corporation.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation.

EXECUTED by the Subscriber at                                       this                    day of                                   , 2005.

If a corporation, partnership or other entity:	If an individual:

______________________________________________________________________________	______________________________________________________________________________
(Print Name of Subscriber)	(Print Name)

______________________________________________________________________________	______________________________________________________________________________
(Signature of Authorized Signatory)	(Signature)

______________________________________________________________________________	______________________________________________________________________________
(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

______________________________________________________________________________	______________________________________________________________________________
(Jurisdiction of Residence)	(Print Name of Witness)

______________________________________________________________________________	______________________________________________________________________________
(Signature of Witness)

SCHEDULE “F”

OFFSHORE SUBSCRIBER CERTIFICATE
NON-CANADIAN SUBSCRIBERS
(OTHER THAN U.S SUBSCRIBERS)

We, on our own behalf and (if applicable) on behalf of others for whom we are contracting hereunder, represent, warrant, covenant and certify to and with the Corporation and the Agent (and acknowledge that the Corporation and the Agent are relying thereon) that we are, and (if applicable) any beneficial subscriber for whom we are contracting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	we are, and (if applicable) any other subscriber for whom we are contracting hereunder, is:

(i)
subscriber that is recognized by the securities regulatory authority in the jurisdiction in which we are, and (if applicable) any other subscriber for whom we are contracting hereunder is resident or otherwise subject to the securities laws of such jurisdiction, as an exempt subscriber and are purchasing the Debentures as principal for our, or (if applicable) each such other subscriber’s, own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution; or

(ii)
a subscriber which is purchasing Debentures pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation, and any such other subscriber under Applicable Securities Laws of our jurisdiction of residence or to which we and any such other subscriber are otherwise subject to, and we and any such other subscriber shall deliver to the Corporation such further particulars of the exemption and our qualification thereunder as the Corporation may reasonably request;

(b)
the purchase of Debentures by us, and (if applicable) each such other subscriber, does not contravene any of the Applicable Securities Laws in such jurisdiction and does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; or (ii) any registration or other obligation on the part of the Corporation; and

(c)
we, and (if applicable) any other subscriber for whom we are contracting hereunder will not sell or otherwise dispose of any Debentures, Underlying Securities or Warrant Shares, except in accordance with applicable Canadian securities laws and in accordance with the rules and regulations of the TSX, and if we, or (if applicable) such beneficial subscriber sell or otherwise dispose of any Debentures, Underlying Securities or Warrant Shares to a person other than a resident of Canada, we, and (if applicable) such beneficial subscriber, will obtain from such subscriber representations, warranties and covenants in the same form as provided in this Schedule “E” or “F” and shall comply with such other requirements as the Corporation may reasonably require.

Dated at                                      this                  day of                                       , 2005.

______________________________________________________________________________
(Signature of Subscriber)

______________________________________________________________________________
(Print Name)